Exhibit 3.822

Prescribed by
Bob Taft, Secretary of State	Approved
30 East Broad Street, 14th Floor	Date
Columbus, Ohio 43266-0418	Fee $85.00
Form LCA (July 1994)

RECEIVED
OCT 14 1998
BOB TAFT
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
(Under Section 1705.04 of the Ohio Revised Code)
Limited liability Company
     The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio revised Code, do hereby state the following:
FIRST: The name of said limited liability company shall be Republic Services of Ohio II. LLC
(The name must include the words “limited liability company”, “limited”, “Ltd.” or “Ltd.”)
SECOND: This limited liability company shall exist for a period of Perpetual

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:
110 S.E. 6th Street, 20th Floor

(Street or post office box)
Ft. Lauderdale, FL 33301

(city, village or township) (state) (zip code)
☐     Please check this box if additional provisions are attached hereto
     Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH: Purpose (optional)
Waste Collection/Removal
IN WITNESS WHEREOF, we have hereunto subscribed our names, this 8th day of October, 1998.

Signed:	/s/ David A. Barclay	Signed:	/s/ Harris W. Hudson
	David A. Barclay, Vice President & Authorized Person		Harris W. Hudson, Manager

Signed:		Signed:

Signed:		Signed:

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)
INSTRUCTIONS
1.	The fee for filing Articles of Organization for a limited liability company is $85.00.

2.	Articles will be returned unless accompanied by a written appointment of agent signed by all or a majority of the members of the limited liability company which must include a written acceptance of the appointment by the named agent.

3.	A limited liability company must be formed by a minimum of two persons.

4.	Any other provisions that are from the operating agreement or that are not inconsistent with applicable Ohio law and that the members elect to set out in the articles for the regulation of the affairs of the limited liability company may be attached.
[Ohio Revised Code Section 1705.04]
(OHIO — LLC — 3353)

Expedite this Form: (Select One) Mail Form to one of the Following:
	Prescribed by:	PO Box 1390 • Expedite Columbus, OH 43216 *** Requires an additional fee of $100 ***
	The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	PO Box 1329 • Non Expedite Columbus, OH 43216
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us
Domestic Limited Liability Company Certificate of
Amendment or Restatement
Filing Fee $50.00
(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company	(2) Domestic Limited Liability Company

☑ Amendment (129-LAM)	☐ Restatement (142-LRA)

October 19 1998
Date of Formation	Date of Formation

The undersigned authorized representative of:

Republic Services of Ohio II, LLC	1040132
Name of limited liability company	Registration number
If box (1) Amendment is checked, only complete sections that apply, if box (2) Restatement is checked, all sections below must be completed.
The name of said limited liability company shall be:

Name must include one of the following words or abbreviations: “limited liability company,” “limited,” “LLC,” “L.L.C.,” “ltd.” or “ltd”
This limited liability company shall exist for a period of:
 Period of Existence
Purpose

☑       Check here if additional provisions are attached

543A	Page 1 of 4	Last Revised: 6/20/2008

REQUIRED Must be (signed) by a member, manager or other representative.

/s/ Jo Lynn White	12/22/08
Signature	Date

Jo Lynn White

Print Name

Secretary of Republic Services Holding Company, Inc.
Sole member

Signature	Date

Print Name

Signature	Date

Print Name

543A	Page 2 of 4	Last Revised: 6/20/2008

Exhibit A
The principal office address of the limited liability company has changed. The new principal address is as follows:
18500 North Allied Way
Phoenix, Arizona 85054